As Filed with the Securities and Exchange Commission February , 2004
                             Registration No.: 333-

                          U.S. SECURITIES AND EXCHANGE
                        COMMISSION Washington, D.C. 20549
                                    Form SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         Castle & Morgan Holdings, Inc.
                 (Name of Small Business Issuer in its Charter)


           Delaware                    5960                   32-0104570
-------------------------------- ---------------------  ----------------------
(State or other jurisdiction of   Primary Industrial       (I.R.S. Employer
 incorporation or organization)     Class Code No.        Identification No.)

                       1175 Walt Whitman Road - Suite 100
                            Melville, New York 11747
                                  631-424-9009
          (Address and telephone number of principal executive offices)

                                Christopher Kern
                         Castle & Morgan Holdings, Inc.
                       1175 Walt Whitman Road - Suite 100
                            Melville, New York 11747
                                  631-424-9009
            (Name, address and telephone number of agent for service)

                                 WITH A COPY TO

                               Gary B. Wolff, P.C.
                          805 Third Avenue, 21st Floor
                            New York, New York 10022
                                  212-644-6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum
  Title of Each Class Of                           Offering Price         Proposed Maximum       Amount of
Securities To Be Registered     Amount To Be         Per Unit 1          Aggregate Offering    Registration
                                 Registered                                   Price 1              Fee
----------------------------  ------------------  ------------------  -----------------------  --------------

Common stock, $ .0001          3,709,570 shares           $ .0001              $371                $1.00
Par value per share


1 Estimated solely for the purpose of computing the amount of the registration fee and based upon the amount of consideration received by the issuer pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Subject to completion February    , 2004


The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                3,709,570 SHARES

                         CASTLE & MORGAN HOLDINGS, INC.

                                  COMMON STOCK


This is a resale prospectus for the resale of up to 3,709,570 shares of our common stock by the selling stockholders listed herein. We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any market and although we intend to initiate steps to include our common stock for listing on the Over the Counter Bulletin Board maintained by NASD ("OTCBB"), we may not be successful in such efforts and our stock may never trade in any market.

The selling stockholders may offer the shares through public or private transactions, on or off any market that may develop, at prevailing market prices, if any, or at privately negotiated prices. See "Plan of Distribution."

Investing in our common stock involves very high risks. See "High Risk Factors" beginning on page 1.

Neither the SEC nor any state securities commission has approved or disapproved our securities or determined that this prospectus is truthful or complete. It is illegal for anyone to tell you otherwise.

The date of this prospectus is February___, 2004.

                               PROSPECTUS SUMMARY

About Castle & Morgan Holdings, Inc.

Castle & Morgan Holdings, Inc. was incorporated under the name of Festiveworld Corp. in the State of Delaware on June 12, 2003, changed its name to its current name on December 11, 2003 and was inactive until December 18, 2004 when Festive World, LLC, a New York limited liability company ("Festive") was merged with and into Castle and Morgan Holdings, Inc. in a reverse merger. Festive has been engaged, since 1998, in operating an e-commerce website reselling videos to the general public, with a focus towards the adult oriented content, including content related to the gay & lesbian community (GL community). Festive's operations are now our operations. We are focused on providing a unique mix of video selections not commonly found in retail stores. We may refer to ourselves in this document as "the Company,", "C&M", "we," or "us." All references to our operations include Festive's operations. Our principal executive offices are located at 1175 Walt Whitman Road - Suite 100, Melville, New York 11747 and our telephone number at that address is 631-424-9009.

The Offering

The shares being offered for resale under this prospectus consist entirely of outstanding shares of our common stock held by the selling stockholders identified herein.

Shares of common stock offered by us:   None

Shares of common stock which may be sold by the selling stockholders:  3,709,570

Use of proceeds: We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors: The purchase of our common stock involves a high degree of risk. You should carefully review and consider "High Risk Factors".

Trading Market:   None

Note Regarding Forward-Looking Statements.

Certain matters discussed in this prospectus are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," "estimate" or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this registration statement. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                TABLE OF CONTENTS


HIGH RISK FACTORS...........................................................1
USE OF PROCEEDS............................................................14
SELLING STOCKHOLDERS.......................................................14
DIVIDEND POLICY............................................................15
MARKET FOR SECURITIES......................................................15
SELECTED FINANCIAL DATA....................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION..................16
MERGER WITH FESTIVE WORLD, LLC.............................................20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS...............20
CERTAIN TRANSACTIONS.......................................................24
DESCRIPTION OF CAPITAL STOCK...............................................25
PLAN OF DISTRIBUTION.......................................................28
LEGAL MATTERS..............................................................29
EXPERTS....................................................................30
WHERE YOU CAN FIND MORE INFORMATION........................................30

                                HIGH RISK FACTORS

You should be aware that there are various risks to an investment in our common stock, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks, or other risks not presently known to us or that we currently believe to not be significant, develop into actual events, then our business, financial condition, results of operations or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and you may lose all or part of your investment.

This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in this prospectus. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus.

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the valuation of our Company could decline, and you may lose all or part of your investment.

FESTIVE, WHICH WE RECENTLY (IN DECEMBER 2003) ACQUIRED, HAD INCURRED SIGNIFICANT LOSSES.

Festive, a New York State Limited Liability Company formed in June 1999, incurred a net loss of $12,293 for calendar year ended December 31, 2002 and a further net loss of $17,249 from January 1, 2003 through December 17, 2003 (the date immediately preceding its merger into the Company). There can be no assurance that the Company will not incur further significant losses or that its operations will ever prove to be profitable. The Company has no established sources of revenue and our auditor's report states that we currently have no established sources of revenue and that "This condition raises substantial doubt about the Company's ability to continue as a going concern."

WE MAY HAVE DIFFICULTY MANAGING ANY GROWTH.

We have experienced limited growth over the last five (5) years and may continue to do so. We believe that if our growth continues we may be exposed to increased competition, greater operating, marketing and support costs and other risks associated with entry into new markets and the development of new products and services and these factors could place a strain on our operational, human and financial resources. To manage any growth effectively, we must:

        o attract and retain qualified personnel;
        o upgrade and expand our infrastructure so that it matches our level of activity; and
        o improve and refine our operating and financial systems and managerial controls and procedures.

If we do not effectively manage growth, we will not be successful in executing our business plan, which could materially adversely affect our business, results of operations and financial condition.

OUR BUSINESS INVOLVES THE PROVISION OF SEXUALLY EXPLICIT CONTENT, WHICH CAN CREATE NEGATIVE PUBLICITY, LAWSUITS AND BOYCOTTS.

We are engaged in the business of providing adult-oriented, sexually explicit products worldwide. Many people regard our primary business as unwholesome. Various national and local governments, along with religious and children's advocacy groups, consistently propose and enact legislation to restrict the provision of, access to, and content of such entertainment. These groups also often file lawsuits against providers of adult entertainment, encourage boycotts against such providers and mount negative publicity campaigns.

The adult-oriented content of our websites may also subject us to obscenity or other legal claims by third parties. We may also be subject to claims based upon the content that is available on our websites through links to other sites and in jurisdictions that we have not previously distributed content in. Implementing measures to reduce our exposure to this liability may require us to take steps that would substantially limit the attractiveness of our websites and/or their availability in various geographic areas, which could negatively impact their ability to generate revenue.

In addition, some investors, investment banks, market makers, lenders and others in the investment community may refuse to participate in the market for our common stock, financings or other activities due to the nature of our primary business. These refusals may negatively impact the value of our Company and our opportunities to attract market support.

WE FACE ONLINE SECURITY RISKS IN CONNECTION WITH OUR INTERNET BUSINESS.

Online security breaches could materially adversely affect our business. Any well-publicized compromise of security could deter use of the Internet in general or use of the Internet to conduct transactions that involve transmitting confidential information or downloading sensitive materials in particular. For example, the November 2001 security breach of the Playboy.com website that allowed a computer hacker to steal customers' credit card numbers could deter current and future subscribers from using or subscribing to our website. In offering online payment services, we will increasingly rely on technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as consumer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could compromise or breach the algorithms that we use to protect our consumers' transaction data. In addition, experienced programmers may attempt to steal proprietary information or cause interruptions in our services. To prevent such developments we may need to expend significant capital and other resources to protect against these problems.

CONTINUED IMPOSITION OF TIGHTER PROCESSING RESTRICTIONS BY CREDIT CARD ASSOCIATIONS AND ACQUIRING BANKS WOULD MAKE IT MORE DIFFICULT TO GENERATE REVENUES FROM OUR WEBSITES.

Our ability to accept credit cards as a form of payment for our online products and services is critical to us. There are ongoing efforts by credit card associations to restrict the processing of credit cards for online adult-related content. To protect against such restrictions the wholesalers that we resell for must invest heavily in new technologies to protect against fraud. Unlike a merchant handling a sales transaction in a non-Internet environment, e-commerce merchants are fully responsible for all fraud perpetrated against them.

Our ability to accept credit cards, or the ability of the wholesalers we resell for to accept credit cards as a form of payment for our online products and services could be restricted or denied for many reasons, including:

        o Visa Tier 1 capital ratio requirements for financial institutions have significantly reduced the total dollar sales volume of Visa credit card activity that any bank can process in any given month;
        o if we experience excessive chargebacks and/or credits;
        o if we experience excessive fraud ratios;
        o if there is a breach of our security resulting in a theft of credit card data;
        o if there is a change in policy of the acquiring banks and/or credit card associations with respect to the processing of credit card charges for adult-related content;
        o tightening of credit card association chargeback regulations in international commerce;

American Express has instituted a policy of not processing credit card charges for online, adult-related content. If other credit card processing companies were to implement a similar policy, this could have a material adverse effect on our business, results of operations and financial condition.

IF OUR SOLE OFFICER AND DIRECTOR CHRISTOPHER KERN (HEREINAFTER "CHRIS" OR "MR. KERN") LEAVES PRIOR TO SECURING A REPLACEMENT, THE COMPANY WILL BE LEFT WITHOUT MANAGEMENT OR EMPLOYEES AND ITS BUSINESS OPERATIONS COULD CEASE.

Our sole director, chief executive officer and sole employee, Christopher Kern, is entirely responsible for the development and execution of our business. He is under no contractual obligation to remain employed by us, although he has no intent to leave. If he should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein. We will fail without Mr. Kern or an appropriate replacement.

WE ARE DEPENDENT UPON KEY EMPLOYEE(S).

Our future success depends, to a significant degree, on the continued services of our executive officers and other key personnel, currently limited to Chris Kern. We intend to acquire key-man life insurance on the life of Mr. Kern naming us as the beneficiary. We have not yet procured such insurance and there is no guarantee that we will be able to obtain such insurance in the future.

We do not presently have an employment agreement with our executive officer described above. The loss of his services or an inability to attract, motivate and retain highly qualified and talented personnel, including software development technical personnel, could have a material adverse effect on our business and operating results.

OUR BUSINESS IS HIGHLY COMPETITIVE.

We compete in all aspects of our business, including price, promptness of service and product quality. We compete with a number of other businesses, offering various adult-oriented leisure-time activities, including Playboy Enterprises, Inc., Vivid Entertainment, General Media International, Inc. (Penthouse), Video Company Of America and New Frontier Media. Many of our competitors have significantly greater market presence, name recognition and financial and technical resources than we do. In addition, these companies may develop products or services that are more effective than our products or services and/or they may be more successful than us in marketing their products or services. We believe that the adult entertainment market will continue to shift towards the use of explicit sexual content, our principal market, resulting in increased competition in this area of our business. In our Internet business, we compete with other adult media content websites as to the content of their programming and the subscription fees that are offered to members. To the extent that current and potential competitors compete on the basis of price, this could result in lower margins for our products.

WE ARE SUBJECT TO THE COSTS AND UNCERTAINTIES RESULTING FROM RAPIDLY CHANGING TECHNOLOGY.

We are engaged in businesses that have undergone rapid technological change over the past few years. Therefore, we face risks inherent in businesses that are subject to rapid technological advancement and changes in consumer demands. This includes the possibility that a technology that we have invested in may become obsolete, requiring us to invest in new technology. For example, we recently discontinued the resale of a CD-Rom line of products in favor of DVDs and videos.

Our future success will depend, in part, on our ability to adapt to rapidly changing technologies, to enhance existing services and to develop and introduce a variety of new services to address changing demands of our consumers.

WE DEPEND UPON THE FUTURE GROWTH OF THE INTERNET AND THE CONTINUED VIABILITY OF THE INFRASTRUCTURE SUPPORTING IT.

The growth of our Internet operations relies on rapid technological changes in Internet-driven markets and increased use of the Internet by consumers. These technological changes may not continue and the telecommunications infrastructure supporting the Internet may not be sufficiently developed to support the adoption of new technologies.

Our future success also depends, in part, upon the continued growth of the Internet. This growth is a relatively recent phenomenon and the current rate of growth may not be sustained in future periods. Factors that could negatively influence the growth of the Internet in the future include:

        o the availability of an Internet infrastructure sufficient to support its growth;
        o delays in the development or adoption of new standards and protocols required to handle increased Internet activity;
        o   increased governmental regulation of the Internet; and
        o   piracy, particularly in new jurisdictions.

Portions of the Internet have experienced outages due to damage to portions of the Internet's infrastructure. If outages or delays frequently occur in the future, Internet usage (including usage of our websites) could grow more slowly, stagnate or decline. In addition, the Internet has experienced worm and virus attacks that have slowed Internet service as well as incidents of identity theft. These occurrences may have and may continue to adversely affect user's confidence in the Internet. Any actual or perceived failure of the Internet could undermine the benefits of our products and services. In particular, delays, outages and security breaches could result in slower response times and adversely affect usage of our websites.

INCREASED GOVERNMENT REGULATION IN THE UNITED STATES OR ABROAD COULD LIMIT OUR ABILITY TO DELIVER CONTENT AND EXPAND OUR BUSINESS.

New laws or regulations relating to the Internet, or more aggressive application of existing laws, could decrease the growth of our websites, prevent us from making our content available in various jurisdictions or otherwise have a material adverse effect on our business, financial condition and operating results. These new laws or regulations could relate to liability for information retrieved from or transmitted over the Internet, taxation, user privacy and other matters relating to our products and services. For example, the U.S. government has recently enacted laws regarding website privacy, copyrights and taxation. Moreover, the application to the Internet of other existing laws governing issues such as intellectual property ownership and infringement, pornography, obscenity, libel, employment and personal privacy is uncertain and developing.

WE FACE RISKS RELATING TO OUR PROPRIETARY INTELLECTUAL PROPERTY RIGHTS.

We rely on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements and non-disclosure agreements to protect our proprietary products. Despite these precautions, it may be possible for unauthorized third parties to substantially use our concepts and market them, trading on our established customer base. Products sold over the Internet are particularly vulnerable to piracy, particularly in some developing countries. In addition, we cannot be certain that others will not develop substantially equivalent or superseding products, thereby reducing the value of our proprietary rights. We do not believe that our products infringe the proprietary rights of third parties, and we are not currently engaged in any intellectual property litigation or proceedings. Nonetheless, in the future we could become the subject of infringement claims or legal proceedings by third parties with respect to current or future products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. We cannot be sure that any lawsuits or other actions brought by us will be successful or that we will not be found to infringe the intellectual property rights of third parties. In addition, to the extent we may desire, or are required, to obtain licenses to patents or proprietary rights of others, there can be no guarantee that any such licenses will be made available on terms acceptable to us, if at all.

OUR FUTURE CAPITAL REQUIREMENTS AND NEED FOR ADDITIONAL FINANCINGS ARE
UNCERTAIN.

We anticipate that our available capital resources will be adequate to fund our working capital requirements based upon our present and anticipated level of operations for the 12-month period following the date of this Registration Statement. However, unanticipated future events may cause us to seek additional working capital sooner. In addition, we intend to expand our business activities in the next 12 months, which may require additional sources of funding. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, or at all. In addition, if we raise additional capital through the sale of equity securities, the issuance of these securities could dilute existing shareholders. If funds are not available, this could materially adversely affect our financial condition and results of operations.

FUTURE ACQUISITIONS COULD CREATE SIGNIFICANT RISKS FOR US.

We may acquire complementary or ancillary businesses in the future. We may not be able to integrate acquired businesses into our operations or operate any such businesses on a profitable basis. Acquisitions may not result in profitable operations. In addition, acquisition opportunities may not become available, or may not be accomplished, on favorable terms. Because we may issue securities as full or partial payment for an acquisition, fluctuations in our valuation may have an adverse effect on our ability to make acquisitions. Currently, we have not identified or targeted any firms for acquisition.

There are risks relating to the issuance of additional shares of stock, including deterring attempts by third parties to acquire us.

BECAUSE WE ARE CURRENTLY INVOLVED IN THE ADULT CONTENT BUSINESS, IT MAY BE MORE DIFFICULT FOR US TO RAISE MONEY OR ATTRACT MARKET SUPPORT FOR OUR STOCK IN ANY MARKET THAT MIGHT DEVELOP.

Some investors, investment banking entities, market makers, lenders and others in the investment community may decide not to provide financing to us, or to participate in any public market that may develop or other activities due to the nature of our business, which, in turn, may hurt the value of our Company, and our ability to attract market support.

OUR USE OF PART TIME MANAGEMENT MAY RESULT IN CONFLICTS OF INTEREST.

None of the Company's management is engaged by the Company on a full time basis. Accordingly, certain conflicts of interest may arise between the Company and its officer(s) and director(s). They have other business interests to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to the business of the Company. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to the Company. See "Management". Currently we have only one officer and director and are in the process of seeking to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed to.

OUR BUSINESS LACKS DIVERSIFICATION.

Because of the limited financial resources that the Company has, it is unlikely that the Company will be able to diversify its acquisitions or operations. The Company's probable inability to diversify its activities into more than a few properties could subject the Company to wide variations in its operating results and therefore increase the risks associated with the Company's operations.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT THE COMPANY'S EXPENSE AND LIMIT THEIR LIABILITY.

The Company's Articles of Incorporation and applicable Delaware Law provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company which it will be unable to recoup.

The Company's Articles of Incorporation also exclude personal liability of its directors to the Company and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, the Company will have a much more limited right of action against its directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

NO PUBLIC MARKET EXISTS FOR OUR SHARES AND UNLESS ONE DEVELOPS, YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

There is no public market for the Company's common stock, no market may ever develop and a shareholder may never be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factor" section may have a significant impact upon the market price of the securities offered hereby. Owing to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. See also Risk Factor entitled "Any Market That Develops In Our Stock Will Be Subject To The Penny Stock Restrictions" hereinafter. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

IF A MARKET DEVELOPS FOR OUR SHARES, RULE 144 SALES MAY DEPRESS PRICES IN THAT MARKET.

All of the outstanding shares of Common Stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

     As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or, if applicable, the average weekly trading volume during the four calendar weeks prior to the sale. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common

"BLUE SKY" LAWS OF THE VARIOUS STATES MAY FURTHER REDUCE THE LIQUIDITY OF OUR SHARES IN ANY MARKET THAT MAY DEVELOP.

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors should consider the secondary market for the Company's securities to be a limited one.


OUR BOARD OF DIRECTORS IS AUTHORIZED TO ISSUE SUBSTANTIAL ADDITIONAL SHARES OF STOCK, WHICH WOULD DILUTE THE OWNERSHIP OF PURCHASERS OF COMMON STOCK.

We are authorized to issue up to Twenty Five Million (25,000,000) shares of common stock, par value $.0001 per share. Our board of directors also has authority, without action or vote of the shareholders, to issue all or part of the authorized but un-issued shares. Any such issuance will dilute the percentage ownership of shareholders and may further dilute the book value of the common stock. Such issuances may also serve to enhance existing management's ability to maintain control of the company.

WE HAVE THE AUTHORITY TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY NOT BE BENEFICIAL TO COMMON STOCK HOLDERS.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $ .0001 per share.

The specific terms of the preferred stock have not been determined, including:

        o designations;

        o preferences;

        o conversions rights;

        o cumulative, relative;

        o participating; and

        o optional or other rights, including:

          o voting rights;

          o qualifications;

          o limitations; or

          o restrictions of the preferred stock

The Board of Directors is entitled to authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our Company or make removal of management more difficult. As a result, the Board of Directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, amongst other things, terms more favorable to our Company and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. Our Company presently has no plans to issue any preferred stock.


THE TRADING PRICE OF OUR COMMON STOCK IS LIKELY TO BE SUBJECT TO SIGNIFICANT FLUCTUATIONS IF TRADING DEVELOPS AT ALL.

There can be no assurance as to the prices at which our common stock will trade, if any trading market develops at all. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which such stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including:

        o  the depth and liquidity of the market for our common stock;

        o developments affecting our business generally and the impact of those factors referred to in these risk factors in particular;

        o  investor perception of us; and

        o  general economic and market conditions.


NO ASSURANCE CAN BE GIVEN THAT AN ORDERLY TRADING MARKET OR ANY TRADING MARKET WILL EVER DEVELOP FOR OUR STOCK.

Prior to the date of this prospectus, there has not been any established trading market for our common stock. We will seek to have a market maker file an application with the NASD on our behalf to list the shares of our common stock on the NASD OTC Bulletin Board ("OTCBB") or similar quotation service when we have a sufficient number of shareholders, if ever. There can be no assurance as to whether such market makers application will be accepted or, if accepted, the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on its own behalf. Until our common stock is fully distributed and an orderly market develops, (if ever) in our common stock, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of C&M and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

ANY MARKET THAT DEVELOPS IN OUR STOCK WILL BE SUBJECT TO THE PENNY STOCK RESTRICTIONS

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the "pink sheets" or on the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

        o the basis on which the broker or dealer made the suitability determination, and

        o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THERE ARE ADDITIONAL RISKS RELATED TO ANY TRADING MARKET THAT MAY DEVELOP

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

The market price for our common stock, if publicly traded, is likely to be highly volatile and subject to wide fluctuations in response to factors, many of which are beyond our control, including the following:

        o actual or anticipated variations in quarterly operating results;

        o announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

        o additions or departures of key personnel;

        o sales or issuances of additional shares of common stock;

        o any adverse news regarding the performance of our contract employees; and

        o potential litigation or regulatory matters.

The market prices of the securities of micro-cap companies have been especially volatile. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. A stockholder lawsuit could result in substantial costs and a diversion of management's attention and resources and would adversely affect our stock price.

IF A MARKET EVER DEVELOPS FOR OUR STOCK, PRICES MAY BE ADVERSELY AFFECTED BY SALES UNDER RULE 144.

The sale or availability for sale of a substantial number of shares of our common stock in the public market pursuant to Rule 144 under the Securities Act of 1933 or otherwise, could materially adversely affect the market price of the common stock and could impair the company's ability to raise additional capital through the public or private sale of its securities. All 3,709,570 shares of common stock currently held by our existing shareholders are "restricted securities," as that term is defined in Rule 144 and may, under certain circumstances, be sold without registration under the Securities Act of 1933. The availability of Rule 144 to the holders of our restricted securities would be conditioned on, among other factors, the availability of certain public information concerning us. "Restricted Securities" as referred to herein may be principally defined as indicated in the Securities Act of 1933, Rule 144(a)(3) "Definitions":

"Securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering."

C&M has 25,000,000 authorized shares of common stock, of which 3,709,570 are issued and outstanding as of the date of this Prospectus. Accordingly, the board of directors, without stockholder approval, could issue up to an additional 21,290.430 shares of common stock upon whatever terms it determines, to whomever it determines, including persons or entities that would help its present management.

All of the outstanding shares of common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended and as defined above in the previous Risk Factor.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to Company shareholders being that neither the OTCBB or pink sheets is an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB or on the pink sheets. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who is not an officer, director or control person of the Company) after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop. All but *1,541,769 of our shares are, for purposes of Rule 144, deemed to have been issued more than two years ago and, accordingly, will be available for re-sale pursuant to Rule 144 sixty (60) days after the date of this prospectus.

ALL SHARES OF COMPANY COMMON STOCK CURRENTLY OUTSTANDING MAY BE SOLD BY SELLING STOCKHOLDERS SUBSEQUENT TO EFFECTIVENESS OF THIS REGISTRATION STATEMENT

All 3,709,570 shares of our common stock held by 21 shareholders may be sold subsequent to effectiveness of this Registration Statement either at once and/or over a period of time. These sales may take place due to the fact that all of the shares of common stock are being registered hereunder, and accordingly, reliance upon Rule 144 is not necessary. See also, Selling Stockholders and Plan

-----------------------------
   * The 1,541,769 shares not currently available for resale pursuant to Rule 144 consists of: (i) 1,360,000 of the 1,404,584 shares owned by Internet Finance International Corporation ("IFIC"), a firm wholly owned by the Company's President, having been purchased by IFIC (as Festiveworld Units) from Festive World's Co-Founder, Thomas P. Murphy on August 29, 2003 for $26,000; and (ii) 181,769 shares issued to Company counsel in December 2003.

of Distribution hereinafter. The ability to sell these shares of common stock and/or the sale thereof, reduces the likelihood of the establishment and/or maintenance of an orderly trading market at any time in the near future.


YOU SHOULD ALSO CONSIDER STATE SECURITIES (BLUE SKY) LAWS AND THE POSSIBILITY THAT THEY MAY ADVERSELY AFFECT YOUR ABILITY TO SELL OUR SHARES.

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors should consider any secondary market for the Company's securities to be a limited one

For all of the foregoing reasons and others set forth herein, an investment in the Company's securities in any market which may develop in the future involves a high degree of risk.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering all 3,709,570 of the currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

                              SELLING STOCKHOLDERS

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of February 2, 2004, and as adjusted to give effect to the sale of the shares offered hereunder.


Stockholders                                          Shares
                                                    Currently
                                                      Owned
                                                    ---------
Christopher Kern                                    1,010,000
1 Internet Finance International Corporation        1,404,584
Thomas Murphy                                          200,00
Lon Taylor                                            320,000
Isabel Weeks                                          270,000
Nick Dimtchev                                          60,000

 1   A Corporation wholly owned by Christopher Kern, the Company's President

Jonathan Wood                                          20,120
2 KJ Investments                                       50,000
David Wollmuth                                         16,667
Joanne Murphy                                          16,667
Robyn Streisand                                        18,333
Central Point Partners                                 51,430
Chris Amenita                                          10,000
Scott Yarbrough                                        10,000
Daniel Booz                                            10,000
Nicole Meola                                           10,000
Harry Peress                                           10,000
Marc DeGeorge                                          10,000
Tom Hroncioh                                           10,000
Craig Johnson                                          10,000
David Harris                                           10,000
Gary B. Wolff                                         181,769

  2   A partnership comprised of Messrs. Mike Ball and Andrew Harrison.

                                 DIVIDEND POLICY

We have never paid a cash dividend on our common stock and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

                              MARKET FOR SECURITIES

There is no market for our common stock and no market may ever develop. While we will seek to obtain a market maker after the effective date of this prospectus to apply for the inclusion of our common stock in the OTCBB or the Over the Counter "Pink Sheets" maintained by the National Quotation Bureau, we may not be successful in our efforts and owners of our common stock may not have a market in which to sell the same. Even if the common stock were quoted in a market, there may never be substantial activity in such market, if there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

                             SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.


------------------------------------- ---------------------- ------------------------------------------
Balance Sheet Data:                       Castle & Morgan
                                           Holdings, Inc.                 Festive World LLC
------------------------------------- ---------------------- ------------------------------------------
                                               As of                As of                  As of
                                         December 31, 2003    December 17, 2003       December 31, 2002
                                         -----------------    -----------------       -----------------
Assets                                       $   3,940            $   3,984               $   5,375
Liabilities                                  $  21,051            $  21,051               $  45,573
Common Stock 3,709,500 shares                $     371           -----------             -----------
Members' Deficit                            -----------          ($  17,067)             ($  40,198)
Accumulated Deficit                         ($ 20, 493)          -----------             -----------
Total Stockholders' (Members) Deficit       ($  17,111)          ($  17,067)             ($  40,198)





                                       15



------------------------------------- ---------------------- ------------------------------------------
Statement of Operations Data:             Castle & Morgan
                                           Holdings, Inc.                 Festive World LLC
------------------------------------- ---------------------- ------------------------------------------
                                      From December 18, 2003   From January 1, 2003
                                               to                       to              Year Ended
                                        December 31, 2003       December 17, 2003     December 31, 2002
                                        -----------------      --------------------   -----------------

Operating Revenues                           $       0            $     973               $ 1,774
Operating Expenses                           $   3,073            $  18,222               $ 14,067
NET LOSS                                    ($   3,073)          ($  17,249)             ($ 12,293)
Basic Diluted Loss Per Share                ($    0.00)          -----------             ----------
Weighted average Number of Shares                                      ----                   ----
Outstanding                                  3,534,275




            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We were incorporated under the Laws of the State of Delaware in June 2003 and were inactive until December 18, 2003 at which time Festive World LLC (hereinafter "Festive"), a New York Limited Liability Company, was merged into us. Since 1999, Festive has been engaged in operating an e-commerce website re-selling videos to the general public with a focus toward adult oriented content. During calendar year commencing January 1, 2003 through December 17, 2003 (the date immediately preceding the merger) Festive had incurred a net loss of $17,249.

The extent of our operations over the next twelve (12) months will be determined by public acceptance of our product and our ability to market same. Accordingly, as a result, we cannot predict what our level of activity will be over the next 12 months because we are unable to determine what the level of public acceptance and demand for our products will be.

We will attempt to not incur any cash obligations that we cannot satisfy with known resources, which are currently severely limited.

Our President will only be paid a negotiated percentage of profits, if any, and will not receive any other compensation from us until, if and when, we are operating profitably or a written employment agreement has been formally entered into. If, and when necessary, our President may advance a limited amount of funds to cover professional fees relating to this Registration Statement. These funds are not expected to exceed $50,000 and will be treated as loans to be repaid, if and when we have the financial resources to do so.

We expect to be able to continue our business operations over the next 12 months without outside funding, although, no assurance can be given that this will be the case.


Liquidity

We anticipate that our available capital resources will be adequate to fund our working capital requirements based upon our present and anticipated level of operations for the 12-month period following the date of this Registration Statement. However, unanticipated future events may cause us to seek additional working capital sooner. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, or at all. In addition, if we raise additional capital through the sale of equity securities, the issuance of these securities could dilute existing shareholders. If funds are not available, this could materially adversely affect our financial condition and results of operations.

We do not have any credit facilities or other commitments for debt or equity financing. No assurance can be given that financing, when needed, will be available. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

To meet commitments that are greater than 12 months in the future, we will have to operate our business in such a manner as to obtain public acceptance of and demand for our products. There does not currently appear to be any other viable source of long-term financing except that management may consider various sources of debt and/or equity financing if same can be obtained on terms deemed reasonable to management.

Recent Accounting Pronouncements

No new pronouncement issued by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on C&M's financial position or reported results of operations.

                                   BUSINESS

Castle & Morgan Holdings, Inc. was incorporated under the name of Festiveworld Corp. in the State of Delaware on June 12, 2003, changed its name to its current name on December 11, 2003 and was inactive until December 18, 2003 when Festive World, LLC, a New York limited liability company ("Festive") was merged with and into Castle and Morgan Holdings, Inc. in a reverse merger. Festive has been engaged, since 1998, in operating an e-commerce website reselling videos to the general public, with a focus towards the adult oriented content, including content related to the gay & lesbian community (GL community). Festive's operations are now our operations. We are focused on providing a unique mix of video selections not commonly found in retail stores. We may refer to ourselves in this document as "the Company,", "C&M", "we," or "us." All references to our operations include Festive's operations. Our principal executive offices are located at 1175 Walt Whitman Road - Suite 100, Melville, New York 11747 and our telephone number at that address is 631-424-9009.

Our primary e-commerce website is, www.FestiveWorld.com, and that site serves as the portal that resells videos provided by our leading distributor - TLA Video. We have established a reseller relationship with TLA video which provides us commissions on each sale that we generate. We only recognize our commission and not the entire sale as revenue. Our Agreement with TLA reduces our need for product inventory, order tracking, liability for returns and credit card allowances, as well as all related, shipping, handling, stocking and order processing. Basically, we place orders through a website that gets directed to TLA and TLA completes all ordering, fulfillments, packaging, shipping and credit card billing with them paying us a commission on each sale.

Our Market

Management believes that despite the bursting of the Internet bubble, marketing on the Internet can be a viable way to generate revenues in our market niche. We believe that the group of consumers that has been the most active in utilizing the web is gays and lesbians. Simmons Market Research reported that over 51% of the gay community subscribed to an online service. The Simmons study also confirmed long held beliefs that the gay community had reached significantly higher income and education levels in comparison to the general population. Based in part upon the Simmons study, we believe that with adequate marketing efforts, both visits to and revenues of our web site can be increased.

Since January 2001, we have received orders (mostly videos) from England, Brazil, Japan, Hong Kong, Germany, Sweden, The Netherlands, Mexico, Canada, Israel, France and other countries. We believe that since our non-US sales were achieved with virtually no marketing effort in place to reach our target audience outside the US, the sale of products worldwide helps to validate our potential to attract sales globally.

Management further believes that reduction in trade barriers as a result of Globalization, a wider acceptance and broader appeal to adult oriented content and higher acceptance for individuals making purchases online will all prove favorable factors for our business. We will also seek marketing partners in other countries to help increase the awareness of our web site.

Adult Oriented Film Distribution:

The adult oriented film distribution industry is highly fragmented. Distributors of adult oriented films and content include companies such as BRI (brivideo.com), Jill Kelly Productions (jillkellyproductions.com), New Frontier Media (newfrontiermedia.com), Private Media Group (privatemediagroup.com), Playboy (playboy.com), General Media (penthouse.com), Hustler (Vivid Video) and many smaller and lesser known firms. Many of these companies have resellers that distribute their videos as well as have other channels of distribution such as cable television, pay-per-view television, retail stores, etc.. While we will endeavor to expand our business and increase our market share, we will also seek acquisitions of similar firms in this highly fragmented industry.

Gay and Lesbian Oriented Websites

There are many gay and lesbian oriented web sites. PlanetOut.com, Gay.com and GayWired.com. are but a few examples. We believe that these sites are positioning themselves as the one-stop-shop for the gay and lesbian community. They provide online shopping via associate partners, chat, news, advice, and some adult content.

To date, only a select few firms can claim to have a major presence in the GL market space. The Company believes that its niche (adult oriented films and content) within a niche (gay & lesbian) business strategy will allow us to fill a wide gap in this market sector, generate a loyal audience, and build a lasting brand name, although no assurance can be given that such will occur.

Market Description

According to a March 2000 Computer Economics study, the worldwide gay online population will reach 22.4 million by 2005.

We consider our target audience to be as follows:

Primary Audience - Gays and lesbians, ages 18-54, that center their lifestyles around artistic events and creative endeavors.

Secondary Audience - Gays and lesbians that have a general interest in the arts and attend art events (movies, exhibits, concerts, etc...) on occasion. We will continue to design and add features to our web site with this target audience in mind.

Competition

We will face intense competition from other e-commerce firms, both targeted and generalized as well as from non-web based firms addressing the needs of GL. Many of the firms with which we will compete are substantially larger and possess substantially greater name recognition and financial resources than we do. We will compete primarily on the basis of developing a web site to serve the particular needs of our target market.

Employees

As of December 31, 2003, our only employee was our President who currently serves on a part-time basis. We do not anticipate entering into any collective bargaining agreements.

Description of Property

Our Company currently maintains its executive offices at 1175 Walt Whitman Road, Suite 100, Melville, N.Y. 11747. These offices are provided to the Company by our President on a rent free month-to-month basis.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

                         MERGER WITH FESTIVE WORLD, LLC

Upon C&M's formation, Festive World,LLC a New York limited liability company, was merged with and into C&M in a transaction where C&M was the surviving entity. The members of Festive World, LLC received an aggregate of 3,527,801 shares of our common stock on a pro-rata basis in the merger. The merger was effected without the vote of Festive World, LLC's members pursuant to a provision in its operating agreement which allowed Christopher Kern, as the managing member, to effect such merger without a membership vote. Accordingly, all of the members of Festive World, LLC may include their holding period of their membership interests in determining their holding period of their C&M stock for purposes of resale of their shares under the provisions of Rule 144(k) under the Securities Act of 1933, as amended.

          Directors, Executive Officers, Promoters and Control Persons

Our management consists of:

Name                   Age          Titles

Christopher Kern       36           Sole Director, President, Chief Executive
                                    Officer and  Chairman

Christopher Kern: Mr. Kern has been a professional entrepreneur, business owner and corporate financial advisor and consultant to a wide variety of companies since graduating from the State University of New York at Buffalo in 1991 with a B.S.B.A Degree with a dual major in Management Information Systems and Finance.

Mr. Kern has held positions with investment banking and financial service firms such as Fisher Francis Trees & Watts/Charter Atlantic (1994-1995), New York, New York, serving as Assistant to the Controller, Compliance Officer; Lehman Brothers (1995-1996), New York, New York, as a Consultant in Investment Banking Group and Support Services; Lightning Internet Services, LLC (1996-2001), Mineola, New York, serving as Vice President and Chief Financial Officer; Internet Finance International Corp (1992-Current), Melville, New York as Chief Executive Officer, President and Founder; and Maximum Ventures, Inc. (2001-Present), Melville, New York, where Mr. Kern serves as President, CFO and Director of Corporate Finance. The latter two firms primarily serve small-medium sized public and private business in technology, software, manufacturing, healthcare and biotechnology sectors by facilitating corporate finance transactions, merger and acquisitions, corporate investor relations and business strategy.

Mr. Kern currently devotes approximately 20% of his time to the Company's day-to-day business activities and intends to devote such time to Company activities as is reasonable and necessary for the foreseeable future.

Committees of the Board of Directors

Mr. Kern is currently our only director. Concurrent with having sufficient members and resources, the board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by C&M for any expenses incurred in attending directors' meetings provided that C&M has the resources to pay these fees. C&M will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to February 2, 2004 Board of Director's approval and subsequent stockholder approval, C&M adopted its 2004 Non-Statutory Stock Option Plan (the "Plan") whereby it reserved for issuance up to 1,000,000 shares of its common stock. The Company intends to file a Registration Statement on Form S-8 so as to register those 1,000,000 shares of common stock underlying the aforesaid options, once it is eligible to do so, i.e., once the Company is subject to the 1934 Act Reporting Requirements and has filed all required reports during the preceding 12 months or such shorter period of time as required.

Management has not issued any of the aforesaid options, but may do so in the future to those persons whom it considers to be important to its business activities.

As described, the Board of Directors, on February 2, 2004, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of the Company and its subsidiaries, if any. The Board of Directors believes that the Company's policy of granting stock options to such persons will continue to provide it with a critical advantage in attracting and retaining qualified candidates. In addition, the Plan is intended to provide the Company with maximum flexibility to compensate plan participants. It is expected that such flexibility will be an integral part of the Company's policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value. The board of directors believes that important advantages to the Company are gained by an option program such as the Plan which includes incentives for motivating employees of the Company, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and the stockholders on the other.

The principal terms of the Plan are summarized below, however it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Plan filed as an exhibit to this Registration Statement.

Summary Description of the C&M 2004 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries, if any, with additional incentives by increasing their ownership interest in the Company. Directors, officers and other employees of the Company and its subsidiaries, if any, are eligible to participate in the Plan. Options in the form of Non-Statutory Stock Options ("NSO") may also be granted to directors who are not employed by the Company and to consultants, attorneys and advisors to the Company providing valuable services to the Company. In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries, if any, are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status. The Plan provides for the issuance of NSO's only, which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as amended.

The board of directors of the Company or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period. Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and
(c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately. Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted. No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

        o decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

        o extend the NSO period, or

        o materially increase the benefits accruing to Plan participants, or

        o materially modify Plan participation eligibility requirements, or

        o extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect until terminated by the board of directors.

Executive Compensation

No officer, director or employee has received or accrued any compensation to date, and no director, officer or employee has a contract or commitment to receive annual compensation in excess of $100,000. Each officer and director will be paid a negotiated percentage of profits for the events that they arrange. They will receive no other compensation from us until we are operating profitably or a written employment agreement has been formally entered into between the Company and its officer or director.

                             PRINCIPAL SHAREHOLDERS

As of February 2, 2004, we had 3,709,570 shares of common stock outstanding which are held by 21 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of February 2, 2004; of all directors and executive officers of the Company; and of our directors and officers as a group.

Name and Address of Beneficial Owner 1   Number of Shares       Percent of Class
                                         Beneficially Owned 2
---------------------------------------- --------------------- -----------------
Christopher Kern                             2,414,584 3             65.09%
Thomas Murphy                                  200,000                5.39%
Lon Taylor                                     320,000                8.63%
Isabel Weeks                                   270,000                7.28%
Officers and Directors as a group (1
person)                                      2,414,584               65.09%


1 Unless otherwise indicated, the addresses for each person listed above are:
1175 Walt Whitman Road, Suite 100, Melville, NY 11747 (our office).

2 Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

3 Includes 1,404,584 shares owned by Internet Finance International Corporation, a firm wholly owned by the Company's President.

                              CERTAIN TRANSACTIONS

Upon our completion of the acquisition of Festive in December 2003, we issued 1,010,000 shares of our common stock to Christopher Kern, our sole director; 1,404,584 shares of our common stock to Internet Finance International Corporation; 200,000 shares of our common stock to Thomas Murphy; 320,000 shares of our common stock to Lon Taylor; and 270,000 shares of our common stock to Isabelle Weeks in exchange for each of such person's interests in Festive. The balance of 17 persons who held interest in Festive (See Selling Stockholders) were each issued shares of our common stock equal to their interests in Festive so that upon completion of the exchange of Festive interests for our common stock, an aggregate of 3,709,570 shares of our common stock were issued and outstanding. These shares include 181,769 shares of our common stock which were issued directly by us to our counsel subsequent to the merger as per agreement entered into pre-merger. The certificates issued to these stockholders bear a restrictive legend, and stop transfer instructions are noted on our record. No underwriter participated in the foregoing transaction, and no underwriting discounts or commissions were paid to anyone.

Two of the Issuer's principal stockholders have loaned Festive World LLC monies payable on demand and bearing no interest as follows: (i) Internet Finance International Corporation, $11,000; and (ii) Isabelle Weeks, $2,604. These loans remain outstanding.

Our Company currently maintains its executive offices at 1175 Walt Whitman Road, Suite 100, Melville, N.Y. 11747. See "Description of Property".

                          DESCRIPTION OF CAPITAL STOCK

Introduction

We are authorized to issue 25,000,000 shares of common stock and 1,000,000 shares of preferred stock, each with a par value of $.0001 per share.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences to be determined from time to time by our Board of Directors. No shares of preferred stock have been designated, issued or are outstanding. However, the authorization in our certificate of incorporation results in our board of directors being empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.

Among other rights, our Board of Directors may determine, without further vote or action by our stockholders:

        o the number of shares and the designation of the series;

        o whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

        o whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

        o whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

        o whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

        o the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 25,000,000 shares of common stock There are 3,709,570 shares of our common stock issued and outstanding at February 12, 2004, which shares are held by twenty one shareholders. The holders of our common stock:

        o have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

        o are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

        o do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

        o are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of C&M, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder. An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities. This prohibition does not apply if:

        o the transaction is approved by the board of directors before the time the interested stockholder attained that status;

        o upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or

        o at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

As a Delaware corporation, we are subject to the Delaware Revised Statutes ("DRS" or "Delaware law"). Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights. Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

        o listed on a national securities exchange,

        o included in the national market system by the National Association of Securities Dealers, or

        o held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the Articles of Incorporation (our Certificate of Incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

        o the articles of incorporation, and all amendments thereto,

        o bylaws and all amendments thereto; and

        o a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The Transfer Agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004, telephone number 212-509-4000.

                              PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

        o on any market that might develop;

        o in transactions other than market transactions;

        o by pledge to secure debts or other obligations;

        o (if a market should develop) in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

        o purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

        o in a combination of any of the above.

The selling stockholders may sell shares at market prices then prevailing (if a market develops), at prices related to prevailing market prices, at negotiated prices or at fixed prices.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents.

The selling stockholders and any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We will pay all expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. We also agreed to indemnify the selling stockholders and certain related persons against certain liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

This offering will terminate on the earlier of (a) the date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or (b) the date on which all shares offered by this prospectus have been sold by the selling stockholders.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, New York, New York 10022.

                                     EXPERTS

The financial statements of C&M as of December 31, 2003 and for period from December 18, 2003 to December 31, 2003, and the financial statements of Festive World LLC as of December 17, 2003 and December 31, 2002 and for the period from January 1, 2003 to December 17, 2003 and the year ended December 31, 2002 included in this prospectus have been audited by Sherb & Co, LLP independent auditors and have been so included in reliance upon the report of Sherb & Co, LLP given on the authority of such firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

We will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N. W., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will provide, a copy of our filings, at no cost to you, by writing or telephoning us at the following address:

Castle & Morgan Holdings, Inc.
1175 Walt Whitman Road - Suite 100
Melville, NY 11747
631-424-9009

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________ , 2004 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

3,709,570 Shares
Castle & Morgan Holdings, Inc.
Common Stock
PROSPECTUS
February    , 2004

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:


SEC Registration fee                                    $         1.00
NASD Filing Fee                                           $     100.00
*Accounting fees and expenses                               $15,000.00
*Legal fees and expenses                                    $22,500.00
*Transfer Agent fees                                       $  3,500.00
*Blue Sky fees and expenses                                $  3,500.00
*Miscellaneous expenses                                    $  5,000.00
                                                           -----------

Total                                                       $49,601.00

* Indicates expenses that have been estimated for filing purposes.

ITEM 25. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Since its inception on June 12, 2003, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

1. On December 26, 2003, effective December 18, 2003, the Registrant issued 3,527,801 shares of common stock in exchange for membership interests in Festive World, LLC pursuant to a merger agreement that was permitted pursuant to a provision in Festive World's operating agreement which allowed its managing member (Christopher Kern) to enter into such agreement without shareholder consent. Such transaction with Registrant was negotiated in face-to-face discussions between the Registrant and Festive World, LLC. Registrant provided Festive World with business and financial information. Festive World had the opportunity to ask questions of and receive answers from the executive officer of Registrant and Festive World was provided with access to Registrant's documents and records in order to verify the information provided. Because of sophistication, education, business acumen, financial resources and position, the managing member of Festive World had an equal bargaining position in its dealings with Registrant. Festive World confirmed in writing that the securities were being acquired for investment and that the certificates evidencing the securities would bear a restrictive legend; such certificates do bear a restrictive legend. No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid.

     The membership interests in Festive World, LLC were sold by it in 1999 in an offering to accredited investors pursuant to Regulation D under the Act and all of the investors therein made representations as to their investment intent and all of the certificates representing membership interests contained a restrictive legend regarding their transferability under the Securities Act of 1933, as amended.

2. In October 2003, Festive World, LLC retained Gary B. Wolff, P.C. as its counsel in connection with its merger with and into the Registrant and for the purpose of filing this registration statement. A portion of the legal fees consisted of 181,769 shares of the Registrant's common stock issued to Gary B. Wolff, P.C. on December 19, 2003.

The preceding issuances and sales of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS.

3.1 Certificate of Incorporation and Certificate of Amendment to Certificate of Incorporation

3.2      (a)       Agreement and Plan of Merger between the Registrant and
                   Festive World, LLC.

         (b) Certificate of Merger of Festive World LLC and Castle & Morgan Holdings, Inc. into Castle & Morgan Holdings, Inc. Under Section 904(a) of the Business Corporation Law

         (c) State of Delaware Certificate of Merger of Domestic Corporation and Foreign Limited Liability Company

3.3      By-Laws

4.1      Specimen of Certificate of Common Stock

5.1      Opinion of Gary B. Wolff, P.C.

10.1    2004 Non-Statutory Stock Option Plan

10.2     TLA Agreement

23.1     Consent of Sherb & Co., L.L.P.

23.2     Consent of Gary B. Wolff, P.C. (included in exhibit 5.1)


The exhibits are not part of the prospectus and will not be distributed with the prospectus.

 ITEM 28.         UNDERTAKINGS.

Subject to the terms and conditions of Section 15(d) of the Securities and Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission hereto before or hereafter duly adopted pursuant to authority conferred in that section.

The Registrant further undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.       Include any prospectus required by Section 10(a)(3) of the Securities
         Act;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melville, New York, on the 12th day of February, 2004.



Castle & Morgan Holdings, Inc.


/s/ Christopher Kern
-----------------------
By: Christopher Kern,
Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature(s)                         Title(s)                         Date


/s/ Christopher Kern     Sole Director (Principal Executive,   February 12, 2004
-----------------------  Financial and Accounting Officer)
    Christopher Kern

                         CASTLE & MORGAN, HOLDINGS, INC.


                              FINANCIAL STATEMENTS



                                      INDEX
                                                                Page Number
                                                            -------------------
INDEPENDENT AUDITORS' REPORT                                       F - 1
FINANCIAL STATEMENTS:

       Balance Sheet                                               F - 2

       Statement of Operations                                     F - 3

       Statement of Stockholders' Deficit                          F - 4

       Statement of Cash Flows                                     F - 5

       Notes to Financial Statements                           F - 6 to F - 10

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Castle & Morgan Holdings, Inc.
Melville, New York

         We have audited the accompanying balance sheet of Castle & Morgan Holdings, Inc. as of December 31, 2003 and the related statements of operations, stockholder' deficit and cash flows from December 18, 2003 to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, the financial position of Castle & Morgan Holdings, Inc. as of December 31, 2003 and the results of its operations, stockholders' equity and its cash flows from December 18, 2003 to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that Castle & Morgan Holdings, Inc. will continue as a going concern. As discussed in
Note 2(a) to the financial statements, the Company has negative working capital of $19,046 and a stockholders' deficit of $17,111 and has incurred operating losses which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2(a). The financial statements do not include adjustments that might result from the outcome of this uncertainty.


                                                /s/Sherb & Co., LLP
                                                   -----------------------------
                                                   Certified Public Accountants

New York, New York
February 2, 2004

                         CASTLE & MORGAN HOLDINGS, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 2003



                                     ASSETS

Current assets:
     Cash and cash equivalents                          $          1,668
     Accounts receivable                                             337
                                                        -----------------
              Total current assets                                 2,005

Equipment, net of accumulated
 depreciation of $14                                                 479

Intangible assets, net of
 accumulated amortization of $30                                   1,456
                                                        -----------------
                                                        $          3,940
                                                        =================

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable                                    $         7,447
     Loans payable - shareholders                                 13,604
                                                         ----------------
              Total current liabilities                           21,051

Stockholders' deficit:
     Preferred stock, $.0001 par value,
      1,000,000 shares authorized;
      0 shares issued and outstanding                               -
     Common stock, $.0001 par value,
      25,000,000 shares authorized;
      3,709,570 shares issued and outstanding                        371
     Additional paid-in-capital                                    3,011
     Accumulated deficit                                         (20,493)
                                                         ----------------
                  Total stockholders' deficit                    (17,111)
                                                         ----------------

                                                         $         3,940
                                                         ================




                       See notes to financial statements.
                                       F-2

                         CASTLE & MORGAN HOLDINGS, INC.

                            STATEMENTS OF OPERATIONS

                             From December 18, 2003
                                     Through
                                December 31, 2003
                         ------------------------------

Operating revenues                                      $              -
                                                        --------------------

Operating expenses:
     General and administrative                                       3,029
     Depreciation and amortization                                       44
                                                        --------------------

Total operating expenses                                              3,073
                                                        --------------------

Net loss                                                $             3,073
                                                        ====================

Net income per share - basic and diluted:               $             (0.00)
                                                        ====================

Weighted average common shares outstanding
     basic and diluted                                            3,534,275
                                                        ====================






                       See notes to financial statements.

                         CASTLE & MORGAN HOLDINGS, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                FROM DECEMBER 18, 2003 THROUGH DECEMBER 31, 2003


                                           Common Stock
                                     ----------------------     Additional         Accumulated
                                        Shares       Amount   Paid-in Capital        Deficit           Total
                                     -----------   --------  ----------------    ---------------    ----------
Balances at December 18, 2003               -     $    -    $       -          $        -         $      -

Recapitalization of company            3,527,801       353          -                (17,420)         (17,067)

Common stock issued for services         181,769        18         3,011                -               3,029

Net loss                                    -          -            -                 (3,073)          (3,073)
                                     -----------    -------   ----------------    ---------------    ---------
Balances at December 31, 2003          3,709,570  $    371  $      3,011       $     (20,493)     $   (17,111)
                                     ===========   ========   ================    ===============    =========





                       See notes to financial statements.

                         CASTLE & MORGAN HOLDINGS, INC.

                            STATEMENTS OF CASH FLOWS

                From December 18, 2003 Through December 31, 2003


Cash flows from operating activities:
      Net loss                                               $          (3,073)
                                                             ------------------
Adjustments to reconcile net loss to
 net cash provided by operating activities:
  Depreciation and amortization                                             44
  Stock issued for services                                              3,029
                                                             ------------------
Total adjustments                                                        3,073
                                                             ------------------
Net cash used in operating activities                                        0
                                                             ------------------

Cash flows from investing activities:

Net cash used in investing activities                                     -
                                                             ------------------

Cash flows from financing activities:

Net cash provided by  financing activities                                -
                                                             ------------------

Net decrease in cash and cash equivalents                                 -
Cash at beginning of year                                                1,668
                                                             ------------------
Cash and cash equivalents at end of period                   $           1,668
                                                             ==================

Supplemental cash flow information: Cash paid during the year for:
      Interest                                               $            -
                                                             ==================
      Income taxes                                           $            -
                                                             ==================

Non-Cash Transactions
      Common shares issued in exchange for members equity    $         (17,067)
                                                             ==================





                       See notes to financial statements.
                                       F-5

                         CASTLE & MORGAN HOLDINGS, INC.

                          NOTES TO FINANCIAL STATEMENTS

               FROM JUNE 12, 2003 (INCEPTION) TO DECEMBER 31, 2003
 -------------------------------------------------------------------------------


1. DESCRIPTION OF BUSINESS

On June 12, 2003 Festiveworld Corp. ("Corp.") was incorporated under the laws of the State of Delaware. On December 11, 2003 Corp. amended its articles of incorporation to change the name of the company to Castle & Morgan Holdings, Inc. ("Castle" or the "Company").

On December 26, 2003, effective December 18, 2003, the Company merged with Festive World LLC ("Festive") a New York State Limited Liability Company. The holders of Festive received 3,527,801 shares of the Company's common stock or 100% of the outstanding shares in the merger. Since the Company had no operations from June 12, 2003 to December 18, 2003 and its initial issuance of common stock occurred on December 18, 2003, that will be considered its point of inception. No financials statements are being presented for the period from June 12, 2003 through December 17, 2003.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Basis of Presentation - The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, at December 31, 2003, the Company had negative working capital in the amount of $19,046 and a stockholders' deficit of $17,111. The continued existence of the Company is dependent upon the Company's ability to generate positive revenue from the trading of securities or to seek additional financing.

There are no assurances that the Company can develop sources of revenues or obtain additional financing that may be required. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

B. Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

C. Cash and Cash Equivalents - The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents.

D. Loss Per Common Share - Net loss per common share is based on the weighted average number of shares outstanding.

E. Income Taxes - The Company follows Statement of Financial Accounting Standards No. 109 - Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

E. Revenue Recognition - The Company follows the guidelines of SEC Staff Accounting Bulletin No., 101 "Revenue Recognition in Financial Statements". Revenues from direct sales of products to end-users are recorded when the products are shipped, collection of the purchase price is probable and the Company has no significant further obligations to the customer.

F.  Equipment  -  Equipment,   consisting  of  hardware,   is  stated  at  cost.
Depreciation is computed on a straight-line basis for financial reporting purposes over five years. Depreciation expense for the period from December 18, 2003 to December 31, 2003 was $14.

G. Impairment of Long Lived Assets - The Company reviews long-lived assets to assess recoverability from future operations using undiscounted cash flows. When necessary, charges for impairments of long-lived assets are recorded for the amount by which the present value of future cash flows exceeds the carrying value of these assets. The Company believes that the balance of long-lived assets in the accompanying consolidated balance sheet is appropriately valued.

H. Fair Value of Financial Instruments - The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and loans payable - shareholders. As of December 31, 2003, the fair value of these instruments approximated their financial statement carrying amount.

I. Intangible Assets - Intangible assets, consisting of domain names, software, database development and website development are stated at cost and are being amortized using the straight line method over the estimated useful lives of the respective assets of three to five years. Amortization expense for the period from December 18, 2003 to December 31, 2003 was $30.

F. Impact of New Accounting Standards -

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44 and 62, Amendment of FASB Statement 13, and Technical Corrections ("SFAS 145"). For most companies, SFAS 145 requires gains and losses from the extinguishment of debt to be classified as a component of income or loss from continuing operations. Prior to the issuance of SFAS 145, early debt extinguishments were required to be recognized as extraordinary items. SFAS 145 amended other previously issued statements and made numerous technical corrections. SFAS 145 is effective for fiscal years beginning after May 15, 2002. The adoption of this standard has had no impact on the Company.

The FASB recently issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS 146"). SFAS 146 nullifies the Emerging Issues Task Force ("EITF") Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. SFAS 146 requires that a liability associated with an exit or disposal activity be recognized when the liability is incurred while EITF Issue No. 94-3 recognized such liability at such time that an entity committed to an exit plan. The provisions of SFAS 146 are effective for exit or disposal activities initiated after December 31, 2002 with early application encouraged. The adoption of this standard has had no impact on the Company.

On October 1, 2002, the FASB issued SFAS 147, which applies to all acquisitions of a financial institution except those between two or more mutual enterprises, which is being addressed in a separate project. SFAS 147 did not have any impact on the Company.

On December 31, 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation--Transition and disclosure, which amends SFAS No. 123, Accounting for Stock Based Compensation. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock- based employee compensation. (Under the fair value based method, compensation cost for stock options is measured when options are issued.) In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent and more frequent disclosures in financial statements of the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities.

This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this standard has had no impact on the Company.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Interpretation 45 requires a guarantor to include disclosure of certain obligations, and if applicable, at the inception of the guarantee, recognize a liability for the fair value of other certain obligations undertaken in issuing a guarantee. The recognition requirement is effective for guarantees issued or modified after December 31, 2002. The Company has no obligations regarding Interpretation No. 45.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities." Interpretation 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, and applies immediately to any variable interest entities created after January 31, 2003 and to variable interest entities in which an interest is obtained after that date. The Company holds no interest in variable interest entities.

3. LOANS PAYABLE - SHAREHOLDERS

Loans payable to shareholders bear no interest and are payable on demand.


4. STOCKHOLDERS' EQUITY

The Company's certificate of incorporation authorizes the issuance of 25,000,000 shares of common stock, par value $.0001 and 1,000,000 shares of preferred stock, par value $.0001, with designations, rights and preferences determined from time to time by its board of directors. Accordingly, the Company's board of directors is empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. At December 31, 2002, the Company had no shares of preferred stock issued and outstanding.

5. STOCK COMPENSATION

On December 19, 2003, the Company issued an aggregate of 181,769 shares of common stock in consideration of services rendered to the Company. Such shares were valued at an aggregate of $3,029, representing the fair value of the shares issued. The issuances were recorded as stock based compensation expense.

                                FESTIVE WORLD LLC


                              FINANCIAL STATEMENTS



                                      INDEX
                                                                Page Number
                                                            -------------------
INDEPENDENT AUDITORS' REPORT                                       F - 1
FINANCIAL STATEMENTS:

       Balance Sheet                                               F - 2

       Statements of Operations                                    F - 3

       Statement of Members' Deficit                               F - 4

       Statements of Cash Flows                                    F - 5

       Notes to Financial Statements                          F - 6 to F - 10

                          INDEPENDENT AUDITORS' REPORT

To the Members
Festive World LLC
Melville, New York

         We have audited the accompanying balance sheets of Festive World LLC as of December 17, 2003 and December 31, 2002 and the related statements of operations, members' deficit and cash flows from January 1, 2003 to December 17, 2003 and for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, the financial position of Festive World LLC as of December 17, 2003 and December 31, 2002 and the results of its operations and its cash flows from January 1, 2003 to December 17, 2003 and for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that Festive World LLC will continue as a going concern. As discussed in Note 2(a) to the financial statements, the Company has negative working capital of $19,046 and an accumulated members deficit of $17,067 and has incurred significant recurring operating losses which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2(a). The financial statements do not include adjustments that might result from the outcome of this uncertainty.


                                                /s/Sherb & Co., LLP
                                                   -----------------------------
                                                   Certified Public Accountants

New York, New York
February 2, 2004

                                FESTIVE WORLD LLC

                                 BALANCE SHEETS


                                                           December 17,
                                                               2003
                                                        ----------------

                                     ASSETS

Current assets:
     Cash and cash equivalents                          $         1,668
     Accounts receivable                                            337
                                                        ----------------
              Total current assets                                2,005

Equipment, net of accumulated depreciation of
 $4,690 and $4,375, respectively                                    493

Intangible assets, net of accumulated amortization
 of $20,976 and $19,274, respectively                             1,486
                                                        ----------------
                                                        $         3,984
                                                        ================

              LIABILITIES AND MEMBERS' DEFICIT

Current liabilities:
     Accounts payable                                    $        7,447
     Loans payable members                                       13,604
                                                         ---------------
              Total current liabilities                          21,051

Members Deficit:
     Members' equity deficit                                    (17,067)
     Deferred compensation                                         -
                                                          --------------
              Total members deficit                             (17,067)
                                                          --------------
                                                          $       3,984
                                                          ==============




                       See notes to financial statements.
                                       F-2

                                FESTIVE WORLD LLC

                            STATEMENTS OF OPERATIONS




                                                        From January 1, 2003
                                                              Through
                                                          December 17, 2003
                                                        --------------------


Operating revenues                                      $               973
                                                        --------------------

Operating expenses:
     General and administrative                                      14,809
     Depreciation and amortization                                    3,413
                                                        --------------------

Total operating expenses                                             18,222
                                                        --------------------

Net loss                                                $           (17,249)
                                                        ====================








                       See notes to financial statements.

                                FESTIVE WORLD LLC

                    STATEMENTS OF CHANGES IN MEMBERS' DEFICIT



Balance, January 1, 2002                                   $ (28,184)

Units issued for services                                      1,675

Net deferred compensation                                     (1,396)

Net loss                                                     (12,293)
                                                            ---------

Balance, December 31, 2002                                   (40,198)

Contributions                                                 38,984

Reduction of deferred compensation                             1,396

Net loss                                                     (17,249)
                                                            ---------

Balance, December 17, 2003                                 $ (17,067)
                                                            =========






                       See notes to financial statements.

                                FESTIVE WORLD LLC

                            STATEMENTS OF CASH FLOWS


                              From January 1, 2003
                                    Through
                                December 17, 2003
                           --------------------------
                                                                     2003
                                                             ------------------
Cash flows from operating activities:
      Net loss                                               $         (17,249)
                                                             ------------------
Adjustments to reconcile net loss to net cash
 provided by/(used in) operating activities:
  Depreciation and amortization                                          3,413
  Changes in operating assets and liabilities:
      Accounts receivable                                                 -
      Increase in accounts payable                                       2,562
                                                             ------------------
Total adjustments                                                        5,975
                                                             ------------------
Net cash used in operating activities                                  (11,274)
                                                             ------------------

Cash flows from investing activities:
      Purchase of intangibles                                             -
                                                             ------------------
Net cash used in investing activities                                     -
                                                             ------------------

Cash flows from financing activities:
      Loans from members                                                11,000
      Paydown of member loan                                              (100)
      Capital contribution                                               1,000
                                                             ------------------
Net cash provided by (used in) financing activities                     11,900
                                                             ------------------

Net decrease in cash and cash equivalents                                  626
Cash at beginning of year                                                1,042
                                                             ------------------
Cash and cash equivalents at end of period                   $           1,668
                                                             ==================

Supplemental cash flow information:
   Cash paid during the year for:
      Interest                                               $            -
                                                             ==================
      Income taxes                                           $            -
                                                             ==================

Non-Cash Transactions:
      Common shares issued in exchange for future services   $            -
                                                             ==================

      Loans contributed to members equity                    $          37,984
                                                             ==================

                       See notes to financial statements.
                                       F-5

                                FESTIVE WORLD LLC

                          NOTES TO FINANCIAL STATEMENTS



1. DESCRIPTION OF BUSINESS

Festive World LLC (the "Company") was formed as a New York State limited liability company on June 8, 1999. Festive has been engaged, since 1998, in operating an e-commerce website reselling videos to the general public, with a focus towards the adult oriented content, including content related to the gay and lesbian community.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Basis of Presentation - The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, at December 17, 2003, the Company had negative working capital in the amount of $19,046 and an accumulated members' deficit of $17,067. The continued existence of the Company is dependent upon the Company's bility to generate positive revenue from the trading of securities or to seek additional financing.

Management is actively pursuing new debt and/or equity financing and continually evaluating the Company's profitability; however, any results of their plans and actions cannot be assured. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


B. Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.


C. Cash and Cash Equivalents - The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents.

D. Income Taxes - No provision has been made for income taxes in the accompanying balance sheet, taxable income or loss is allocated to the individual members who report their share of any distributed and undistributed taxable income or loss on their individual tax returns.

E. Revenue Recognition - The Company follows the guidelines of SEC Staff Accounting Bulletin No., 101 "Revenue Recognition in Financial Statements". Revenues from direct sales of products to end-users are recorded when the products are shipped, collection of the purchase price is probable and the Company has no significant further obligations to the customer.

F.  Equipment  -  Equipment,   consisting  of  hardware,   is  stated  at  cost.
Depreciation is computed on a straight-line basis for financial reporting purposes over five years. Depreciation expense for the period from January 1, 2003 to December 17, 2003 and the year ended December 31, 2002 was $315 and $624, respectively.

G. Impairment of Long Lived Assets - The Company reviews long-lived assets to assess recoverability from future operations using undiscounted cash flows. When necessary, charges for impairments of long-lived assets are recorded for the amount by which the present value of future cash flows exceeds the carrying value of these assets. The Company believes that the balance of long-lived assets in the accompanying consolidated balance sheet is appropriately valued.

H. Fair Value of Financial Instruments - The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and loans payable - members. As of December 17, 2003 and December 31, 2002, the fair value of these instruments approximated their financial statement carrying amount.

I. Intangible Assets - Intangible assets, consisting of domain names, software, database development and website development are stated at cost and are being amortized using the straight line method over the estimated useful lives of the respective assets of three to five years. Amortization expense for the period from January 1, 2003 to December 17, 2003 and the year ended December 31, 2002 was $1,702 and $4,125 respectively.

J. New Accounting Pronouncements - In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44 and 62, Amendment of FASB Statement 13, and Technical Corrections ("SFAS 145"). For most companies, SFAS 145 requires gains and losses from the extinguishment of debt to be classified as a component of income or loss from continuing operations. Prior to the issuance of SFAS 145, early debt extinguishments were required to be recognized as extraordinary items. SFAS 145 amended other previously issued statements and made numerous technical corrections. SFAS 145 is effective for fiscal years beginning after May 15, 2002. The adoption of this standard has had no impact on the Company.

The FASB recently issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS 146"). SFAS 146 nullifies the Emerging Issues Task Force ("EITF") Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. SFAS 146 requires that a liability associated with an exit or disposal activity be recognized when the liability is incurred while EITF Issue No. 94-3 recognized such liability at such time that an entity committed to an exit plan. The provisions of SFAS 146 are effective for exit or disposal activities initiated after December 31, 2002 with early application encouraged. The adoption of this standard has had no impact on the Company.

On October 1, 2002, the FASB issued SFAS 147, which applies to all acquisitions of a financial institution except those between two or more mutual enterprises, which is being addressed in a separate project. SFAS 147 did not have any impact on the Company.

On December 31, 2002, the FASB issued SFAS No. 148, Accounting for Stock- Based Compensation--Transition and disclosure, which amends SFAS No. 123, Accounting for Stock Based Compensation. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. (Under the fair value based method, compensation cost for stock options is measured when options are issued.) In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent and more frequent disclosures in financial statements of the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS 148 are effective for fiscal years ending after

December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures in its statement

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of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities.

This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this standard has had no impact on the Company.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Interpretation 45 requires a guarantor to include disclosure of certain obligations, and if applicable, at the inception of the guarantee, recognize a liability for the fair value of other certain obligations undertaken in issuing a guarantee. The recognition requirement is effective for guarantees issued or modified after December 31, 2002. The Company has no obligations regarding Interpretation No. 45.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities." Interpretation 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, and applies immediately to any variable interest entities created after January 31, 2003 and to variable interest entities in which an interest is obtained after that date. The Company holds no interest in variable interest entities.

3. MEMBERS' CAPITAL

The authorized number of units of Festive World LLC is 20,000,000 Common Units.

On October 25, 2002 the Company issued 250,000 Units to Chris Kern for consulting services to be provided over the next twelve months. The Units were valued at $.0067 per Unit or $1,675, the fair value of the Units on the date of issuance. Amortization expense for the period from January 1, 2003 to December 17, 2003 and the year ended December 31, 2002 was $1,396 and $279 respectively.

4. LOANS PAYABLE MEMBERS

Loans payable to members bear no interest and are payable on demand.


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5. SUBSEQUENT EVENT

On December 26, 2003, effective December 18, 2003, the Company merged with Castle & Morgan Holdings, Inc. ("Castle") a company organized under the laws of the state of Delaware. The holders of Festive received 3,527,801 shares of Castle's common stock.


















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